Exhibit (8)(d)

                     METLIFE - STATE STREET FINANCIAL TRUST
                              One Financial Center
                          Boston, Massachusetts 02111


                                                                   May 16, 1994


State Street Research
  Investment Services, Inc.
One Financial Center
Boston, Massachusetts 02111


Gentlemen:

         This letter is to confirm to you that MetLife - State Street Financial Trust (the "Trust), has created two (2) new series of shares to be known as State Street Research Strategic Portfolios: Conservative and State Street Research Strategic Portfolios: Aggressive; and that MetLife - State Street Research Balanced Fund changed its name to State Street Research Strategic
Portfolios: Moderate (the "Funds"), and that pursuant to the First Amended and Restated Shareholders' Administrative Services Agreement between the Trust and you dated as of November 3, 1993 (the "Agreement"), you will provide shareholders' administrative services for the Funds. Pursuant to this Letter Agreement, Appendix A to the Agreement is hereby revised in its entirety to reflect the addition of the Funds and reads as attached.

         Please indicate your acceptance of this responsibility in accordance with the terms of the Agreement by signing this letter as indicated below.

         The term "MetLife - State Street Financial Trust" means and refers to the Trustees from time to time serving under the First Amended and Restated Master Trust Agreement dated June 1, 1993 ("Master Trust Agreement") as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust as individuals or personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the

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Trustees of the Trust and signed by a duly authorized officer of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made individually or to impose any personal liability, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement of the Trust provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations, and that no other fund shall be responsible for the same.

                                            METLIFE - STATE STREET
                                              FINANCIAL TRUST


                                            By: /s/ Ralph F. Verni
                                                    -------------------------
                                                    Ralph F. Verni



ACCEPTED AND AGREED TO:

STATE STREET RESEARCH
  INVESTMENT SERVICES, INC.


By /s/ Gerard P. Maus
       -------------------------
       Gerard P. Maus

                                   APPENDIX A

MetLife - State Street Equity Trust
         MetLife - State Street Capital Appreciation Fund
         MetLife - State Street Equity Investment Fund
         MetLife - State Street Equity Income Fund
         MetLife - State Street Research Global Energy Fund

MetLife - State Street Financial Trust
         State Street Research Government Income Fund
         State Street Research Strategic Portfolios: Aggressive
         State Street Research Strategic Portfolios: Conservative
         State Street Research Strategic Portfolios: Moderate

MetLife - State Street Income Trust
         MetLife - State Street High Income Fund
         MetLife - State Street Government Securities Fund
         MetLife - State Street Managed Assets

MetLife - State Street Money Market Trust
         MetLife - State Street Money Market Fund

MetLife  - State Street Tax-Exempt Trust
         MetLife - State Street Tax-Exempt Fund
         State Street Research California Tax-Free Fund
         State Street Research Florida Tax-Free Fund
         State Street Research Massachusetts Tax-Free Fund
         State Street Research New York Tax-Free Fund
         State Street Research Pennsylvania Tax-Free Fund
         State Street Research Texas Tax-Free Fund
         State Street Research Virginia Tax-Free Fund

State Street Capital Trust
         State Street Research Capital Fund
         State Street Research Small Capitalization Growth Fund

State Street Exchange Trust
         State Street Exchange Fund

State Street Growth Trust
         State Street Research Growth Fund

State Street Master Investment Trust
         State Street Investment Trust

State Street Research Securities Trust
         State Street Research Intermediate Bond Fund